EXHIBIT 10.1

                          WEBSTER FINANCIAL CORPORATION

                               AMENDMENT NUMBER 3
                                       TO
                             1992 STOCK OPTION PLAN

     The Webster Financial Corporation 1992 Stock Option Plan, as amended (the "Plan") is hereby amended as set forth below, effective February 23, 1998 (the "Adoption Date"), subject to approval of this Amendment Number 3 by the shareholders of Webster Financial Corporation (the "Corporation"), as provided below:

     1. The second sentence of Section 3 of the Plan is amended to read as follows:

          "The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 2,961,000* shares, which number of shares is subject to adjustment as hereinafter provided in Section 17 below."

     2. The last sentence of Section 4(a) of the Plan is amended to read as follows:

          "The maximum number of shares of Stock subject to Options that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000* shares (subject to adjustment as provided in Section 17 hereof)."

     3.   Section 5(b) of the Plan is amended to read as follows:

               "(b) Term. The Plan shall terminate on February 23, 2008."

     4.   The Plan shall otherwise be unchanged by this Amendment Number 3.



     * Restated to reflect the two-for-one stock split of the Corporation's common stock in April 1998.

     5. This Amendment Number 3 is adopted subject to approval within one year of the Adoption Date by a majority of the votes present, in person or by proxy, and entitled to vote at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is present, in person or by proxy; provided, however, that upon approval of Amendment Number 3 by the shareholders of the Corporation as set forth above, any options granted under the Plan on or after the Adoption Date pursuant to Amendment Number 3 shall be fully effective as if the shareholders of the Corporation had approved Amendment Number 3 on the Adoption Date. If the shareholders fail to approve Amendment Number 3 within one year of the Adoption Date, any options granted covering shares of stock in excess of the number permitted under the Plan (as in effect before the Adoption Date) shall be null and void and of no effect.


                                      * * *


     Amendment Number 3 to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on February 23, 1998, subject to approval of Amendment Number 3 by shareholders of the Corporation.

                                                /s/ Harriet Munrett Wolfe
                                                --------------------------------
                                                Harriet Munrett Wolfe, Secretary

     Amendment Number 3 to the Plan was duly adopted by the shareholders of the Corporation at a meeting held on April 23, 1998.



                                                /s/ Harriet Munrett Wolfe
                                                --------------------------------
                                                Harriet Munrett Wolfe, Secretary


                                       2